UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

February 9, 2024

Date of Report (Date of earliest event reported)

NUKKLEUS INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39341	38-3912845
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

525 Washington Blvd. Jersey City, New Jersey	07310
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 212-791-4663

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	NUKK	The Nasdaq Stock Market LLC

Warrants, each warrant exercisable for one Share of Common Stock for $11.50 per share	NUKKW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 9, 2024, Tony Porcheron resigned as Chief Financial Officer of Nukkleus Inc. (the “Company”) without cause, effective immediately. On February 12, 2024, Emil Assentato was appointed, effective February 12, 2024, to serve as interim Chief Financial Officer of the Company. Mr. Porcheron’s resignation is not a result of any disagreement regarding the Company’s financial reporting or accounting policies, procedures, estimates or judgments. Mr. Assentato will also continue to serve in his role as Chief Executive Officer of the Company, and the Company will be conducting a search for a permanent chief financial officer.

There are no arrangements or understandings between Mr. Assentato and any other persons pursuant to which Mr. Assentato was appointed as interim Chief Financial Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nukkleus Inc. (Registrant)

Dated: March 8, 2024	By:	/s/ Emil Assentato
	Name:	Emil Assentato
	Title:	Chief Executive Officer

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